Exhibit 99.1

First Interstate BancSystem, Inc. Announces Dividend

Company Release: January 23, 2014

(Billings, MT) First Interstate BancSystem, Inc.’s (Nasdaq: FIBK) Board of Directors, at a meeting held on January 23, 2014, declared a dividend of $0.16 per common share. The dividend is payable on February 14, 2014 to owners of record as of February 4, 2014.

First Interstate BancSystem, Inc. is a financial services holding company, headquartered in Billings, Montana, with $7.5 billion in assets as of September 30, 2013. It is the parent company of First Interstate Bank, a community bank operating 74 banking offices, along with online and mobile banking services, throughout Montana, Wyoming, and South Dakota. As a recognized leader in community banking services with 25 consecutive years of profitability, First Interstate’s culture is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services and supporting, with leadership and resources, the communities it serves.

Contact:

Marcy Mutch

Investor Relations

First Interstate BancSystem, Inc.

401 North 31st Street

Billings, Montana 59116

+1 406-255-5322

investor.relations@fib.com